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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VASO ACTIVE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	02-0670926 (I.R.S. Employer Identification No.)
99 Rosewood Drive, Suite 260 Danvers, Massachusetts (Address of Principal Executive Offices)	01923 (Zip Code)

If this form relates to the
registration of a class of securities
pursuant to Section 12(b) of the
Exchange Act and is effective
pursuant to General Instruction A.(c),
please check the following box. ☒	If this Form relates to the
registration of a class of securities
pursuant to Section 12(g) of the
Exchange Act and is effective
pursuant to General Instruction A.(d),
please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-106785

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common Stock, $.0001 par value per share	Boston Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        A description of the Registrant's Class A Common Stock is set forth under the caption "Description of Capital Stock" contained in the prospectus included in the Company's Registration Statement on Form SB-2 (File No. 333-106785). The description is incorporated by reference into this Form 8-A.

ITEM 2. EXHIBITS

        The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 contained in Amendment No. 1 to the Registrant's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on September 12, 2003, Registration No. 333-106785).
3.2
Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 contained in Amendment No. 1 to the Registrant's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on September 12, 2003, Registration No. 333-106785).
4.1
Specimen of Class A Common Stock certificate (incorporated by reference to Exhibit 4.1 contained in Amendment No. 1 to the Registrant's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on September 12, 2003, Registration No. 333-106785).
4.2
Form of Representative's Warrant Agreement between Vaso Active Pharmaceuticals, Inc. and Kashner Davidson Securities Corp. (incorporated by reference to Exhibit 4.3 contained in Amendment No. 4 to the Registrant's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 9, 2003, Registration No. 333-106785).

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VASO ACTIVE PHARMACEUTICALS, INC.
By:	/s/ JOHN J. MASIZ John J. Masiz President, Chief Executive Officer and Director (Principal Executive Officer)

Dated: December 9, 2003

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 contained in Amendment No. 1 to the Registrant's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on September 12, 2003, Registration No. 333-106785).
3.2
Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 contained in Amendment No. 1 to the Registrant's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on September 12, 2003, Registration No. 333-106785).
4.1
Specimen of Class A Common Stock certificate (incorporated by reference to Exhibit 4.1 contained in Amendment No. 1 to the Registrant's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on September 12, 2003, Registration No. 333-106785).
4.2
Form of Representative's Warrant Agreement between Vaso Active Pharmaceuticals, Inc. and Kashner Davidson Securities Corp. (incorporated by reference to Exhibit 4.3 contained in Amendment No. 4 to the Registrant's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 9, 2003, Registration No. 333-106785).

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  ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
  ITEM 2. EXHIBITS
EXHIBIT INDEX